UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 29, 2017

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement

On June 29, 2017, VIVUS, Inc., or the Company, entered into a Settlement Agreement and a License Agreement with Actavis Laboratoris FL, Inc., or Actavis.  The Settlement Agreement resolves the action for patent infringement brought by the Company in the U.S. District Court for the District of New Jersey (Civil Action No. 14-3786 (SRC)(CLW)(consolidated)) in response to Actavis’ filing of an Abbreivated New Drug Application, or ANDA, seeking to market and sell generic versions of Qsymia® (phentermine and topiramate extended-release) capsules CIV prior to the expiration of U.S. Patents 7,056,890; 7,553,818; 7,659,256; 7,674,776; 8,580,298; 8,580,299; 8,895,057; 8,895,058; 9,011,905; and 9,011,906, collectively referred to as the Asserted Patents.  Under the License Agreement, Actavis was granted a non-exclusive license to manufacture and sell generic versions of Qsymia described in its ANDA filing in the United States as of the date that is the earlier of December 1, 2024 or the date determined by certain triggering events.  Additionally, VIVUS will receive royalty payments on the sale of the generic versions of Qsymia should Actavis be entitled to sell them prior to December 1, 2024. The Settlement Agreement provides for a full settlement of all claims that were asserted in the suit, subject to the Court’s acceptance of the stipulation of dismissal.  As required by law, the Settlement Agreement (including the License Agreement) will be submitted to the U.S. Federal Trade Commission and U.S. Department of Justice.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by VIVUS, Inc. dated July 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: July 5, 2017

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by VIVUS, Inc. dated July 5, 2017.